UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 24, 2013 (May 22, 2013)

Date of Report (Date of earliest event reported)

CONTINENTAL MATERIALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-03834	36-2274391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wacker Dr., Suite 4000 Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 541-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of the Stockholders of the Company was held on May 22, 2013.

Proprosal 1. At that meeting, three individuals, all of whom are current directors, were nominated and elected to serve until the 2016 Annual Meeting by the following vote:

Director	Shares For	Shares Against	Shares Withheld
William D. Andrews	1,331,406	—	23,176
Betsy R. Gidwitz	1,258,285	—	96,837
James G. Gidwitz	1,258,281	—	96,841

The following directors’ terms of office continued after the 2013 Meeting until the Annual Meetings of the years as noted:

Directors	Expiration of Term
Ralph W. Gidwitz	2014
Peter E. Thieriot	2014
Theodore R. Tetzlaff	2014
Thomas H. Carmody	2015
Ronald J. Gidwitz	2015
Darrell M. Trent	2015

Proposal 2. The approval, on a non-binding advisory basis, the compensation of the Company’s named executive officers was ratified by the following vote:

For	Against	Abstain
1,334,192	19,730	1,200

Proposal 3. The recommendation of a three-year frequency, on a non-binding advisory basis, for holding an advisory vote on executive compensation was ratified by the following vote:

3 Years	2 Years	1 Year	Abstain
822,744	300	523,888	14,192

Proposal 4. The appointment of the independent auditing firm of BKD LLP was ratified by the following vote:

For	Against	Abstain
1,519,289	4	1,149

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL MATERIALS CORPORATION

By:	/s/ Joseph J. Sum
Name:	Joseph J. Sum
Title:	Chief Financial Officer

Date: May 24, 2013